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                                                                     Exhibit 23.
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Green Tree Financial Corporation:


We consent to incorporation by reference of our report dated January 27, 1998, except as to Note O which is as of February 13, 1998, relating to the consolidated balance sheets of Green Tree Financial Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Form 10-K of Green Tree Financial Corporation, in the following Registration Statements of Green Tree Financial Corporation; No. 2-88293 on
Form S-8, No. 33-26498 on Form S-8/S-3, No. 33-60541 on Form S-8/S-3,
No. 33-51804 on Form S-3, No. 333-21191 on Form S-8/S-3, No. 333-36943 on
Form S-3, No. 333-25641 on Form S-3, No. 333-27433 on Form S-3, No. 333-36969
on Form S-3, No. 333-32669 on Form S-3, and No. 333-46457 on Form S-3. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125, "Accounting for Transfers and Servicing of
Financial Assets and Extinguishments of Liabilities," in 1997.

                                     /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 18, 1998